UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2015

MONARCH AMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-179390	99-0372219
(Commission File Number)	(IRS Employer Identification No.)

1150 W. Custer Place

Denver, CO 80223

(Address of Principal Executive Offices, Zip Code)

(844) 852-1537

 (Registrant's Telephone Number, Including Area Code)

_________________________________________________

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Section 8 – Other Events

Item 8.01. Other Events

On June 24, 2015, Monarch America, Inc. (the “Company”) entered into a five-year consulting agreement (the “Consulting Agreement”) with FSST Pharms, LLC, a limited liability company organized under the laws of the Flandreau Santee Sioux Tribe (“FSST”). The term of the Consulting Agreement will automatically renew for subsequent one-year terms unless terminated by either party upon 30-days’ prior written notice to the other party. Subject to the terms and conditions of the Consulting Agreement, the Company will serve as FSST’s exclusive independent contractor to provide consulting services to FSST related to medicinal and recreational marijuana and marijuana-related products, including with respect to the selection, purchase or lease of equipment and supplies, materials and services, the provision, selection and training of personnel, the maintenance and repair of FSST’s facilities and equipment, the acquisition, installation and upgrading of equipment and systems required for  FSST’s operations and growing facility and the design and development of its marijuana grow facility.

The Consulting Agreement provides that FSST may purchase nutrients, lights, equipment and other supplies from The Big Tomato, Inc. a Colorado corporation and wholly-owned subsidiary of the Company (“The Big Tomato”), at a 25% discount to the retail prices offered by The Big Tomato.

As consideration for the consulting services provided by the Company, FSST will pay the Company a consulting fee equal to a percentage of total net revenues generated by the sale of marijuana and/or marijuana products by FSST. “Total Net Revenues” is defined in the Consulting Agreement as total gross revenues minus the cost of goods sold, other expenses directly related to the cultivation, processing, and sale of inventory, depreciation, and taxes. The consulting fee shall be paid monthly and no later than 30 days’ following receipt of total gross revenues by FSST.

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Either party may terminate the Consulting Agreement for cause in accordance with the terms of the Consulting Agreement.

The Consulting Agreement also provides for indemnification of the Company by FSST, a customary confidentiality provision and a restrictive covenant whereby neither FSST nor any of its affiliates will engage in the growing and distributing marijuana in the State of South Dakota, in any other capacity whatsoever, directly or indirectly.

If FSST structures, leads to the structuring, or assists with the structuring of a consulting or other development agreement between the Company and another tribe, tribally owned company, or any other type of business entity, the Company agrees to pay FSST a percentage of all revenue generated as a result of such agreement by the Company, to be paid to FSST in cash within 10 business days of receipt by the Company; provided, however, that if FSST decides to utilize such proceeds to purchase common stock of the Company, it will be entitled to a purchase price discount of 10% of the then volume weighted average price of the common stock for the 20 days prior to receipt by the Company of such notification by FSST.

For all the terms and conditions of the Consulting Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.23. All statements made herein concerning the Consulting Agreement are qualified by reference to said Exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.23	Consulting Agreement, dated June 24, 2015 between Monarch America, Inc. and FSST Pharms, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH AMERICA, INC.

Date: June 25, 2015	By:	/s/ Eric Hagen
Eric Hagen
President and Chief Executive Officer

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